UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders (the “Annual Meeting”) of Global Cash Access Holdings, Inc. (the “Company”) was held on April 28, 2011. At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted to re-elect Fred C. Enlow and Patrick Olson as Class III directors to the Board of Directors of the Company (the “Board”) for a term expiring at the 2014 annual meeting, and to hold office until the designated annual meeting or until their successors are elected and qualified, or until their earlier resignation. The table below indicates the voting results.

			Broker Non-
	For	Withheld	Votes
Fred C. Enlow	48,277,099	887,745	11,585,754
Patrick Olson	45,948,623	3,216,221	11,585,754
The Stockholders also voted to approve, on an advisory basis, Global Cash Access, Inc’s executive compensation. The table below indicates the voting results.

			Broker Non-
For	Against	Abstentions	Votes
30,419,990	18,198,838	546,016	11,585,754
The Stockholders also voted to recommend, on an advisory basis, that future advisory votes on executive compensation be held every year. The table below indicates the voting results.

One Year	Two Years	Three Years	Abstentions
42,748,980	44,344	6,135,110	236,410
Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on the Company’s 2011 executive compensation at the 2012 Annual Meeting of Stockholders.
The Stockholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The table below indicates the voting results.

			Broker Non-
For	Against	Abstentions	Votes
60,400,739	344,539	5,320	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: May 2, 2011	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer